Exhibit 99.1

ASCENT CAPITAL GROUP SERIES A COMMON STOCK TO RETAIN “ASCMA” TICKER SYMBOL

ENGLEWOOD, Colo., - July 17, 2019 (GLOBE NEWSWIRE) - Ascent Capital Group, Inc. (“Ascent”) today announced that, after further review, FINRA and the OTC Markets have determined that Ascent’s Series A common stock, par value $0.01 per share, may again be quoted on the OTC Markets under the symbol “ASCMA,” rather than “ASCMQ,” and have effected this change.

About Ascent and Monitronics

Ascent Capital Group, Inc. (Nasdaq: ASCMA) (OTC: ASCMA, ASCMB) is a holding company whose primary subsidiary is Monitronics, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Monitronics secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Investor Contact

Erica Bartsch
Sloane & Company
212-486-9500
ebartsch@sloanepr.com

Media Contact

Sarah Rosselet
FTI Consulting Inc.
312-428-2638
Sarah.Rosselet@fticonsulting.com